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              FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2006
                                                     REGISTRATION NO. 333-117183
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                                            38-1872178
 (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                                 (713) 961-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                KEVIN P. DELANEY
                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                                 (713) 961-4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                HARVA R. DOCKERY
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                                HOUSTON, TX 77010
                                 (713) 651-5151

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. thereto filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c), MAY DETERMINE.

================================================================================


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                          DEREGISTRATION OF SECURITIES

         On July 6, 2004, Quanex Corporation ("Quanex") filed a registration statement on Form S-3 (file no. 333-117183) (the "Registration Statement"), as amended by Amendment No. 1 filed on September 24, 2004; Amendment No. 2 filed on October 26, 2004; Post-Effective Amendment No. 1 filed on January 6, 2005; Post-Effective Amendment No. 2 filed on March 16, 2005; Post-Effective Amendment No. 3 filed on June 9, 2005; and Post-Effective Amendment No. 4 filed on January 9, 2006, for the issuance and sale of $125,000,000 aggregate principal amount of 2.50% Convertible Senior Debentures due May 15, 2034 (the "Debentures") and the common stock of Quanex, par value $0.50 per share, initially issuable upon conversion of the Debentures (the "Common Stock" and together with the Debentures, the "Securities").

         Quanex filed the Registration Statement pursuant to the terms of a registration rights agreement dated May 5, 2004, between Quanex and the initial purchasers of the Debentures in a private placement transaction (the "Registration Rights Agreement").

         In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, Quanex is filing this Post-Effective Amendment No. 5 to the Registration Statement in order to remove from registration all of the aggregate principal amount of the Debentures and the shares of Common Stock issuable upon conversion thereof that remain unsold under the Registration Statement as of the date hereof. Quanex seeks to deregister these Securities because its obligation to maintain the effectiveness of the Registration Statement pursuant to the Registration Rights Agreement has expired.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Quanex certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 22nd day of June, 2006.

                                       QUANEX CORPORATION

                                       By:       /s/  KEVIN P. DELANEY
                                          --------------------------------------
                                                      Kevin P. Delaney
                                         Senior Vice President - General Counsel
                                                       and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of June, 2006.

          SIGNATURE                                       TITLE
------------------------------             -------------------------------------

              *                             Chairman of the Board of Directors,
------------------------------             President and Chief Executive Officer
      Raymond A. Jean                          (principal executive officer)


    /s/ THOMAS M. WALKER                      Senior Vice President - Chief
------------------------------                 Financial Officer (principal
      Thomas M. Walker                             financial officer)


      /s/ BRENT L. KORB                     Vice President--Corporate Controller
------------------------------                  (principal accounting officer)
       Brent L. Korb

              *                                          Director
------------------------------
     Vincent R. Scorsone

              *                                          Director
------------------------------
       Joseph J. Ross

              *                                          Director
------------------------------
      Richard L. Wellek

              *                                          Director
------------------------------
    Donald G. Barger, Jr.

              *                                          Director
------------------------------
       Susan F. Davis

              *                                          Director
------------------------------
      Russell M. Flaum


*By   /s/ KEVIN P. DELANEY
   ---------------------------
        Kevin P. Delaney
        Attorney-in-Fact